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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                           AVCO ABS RECEIVABLES CORP.

                                Under Chapter 78

                                     of the

                             Nevada Revised Statutes


        The undersigned, a natural person being at least 18 years of age, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the Nevada Private Corporations Law hereby certifies that:

        1. The name of the corporation is Avco ABS Receivables Corp. (the "Corporation").

        2. The purpose for which the Corporation is organized is to engage exclusively in any of the following activities:

                (a) to acquire, issue, cause to be issued, dispose of and or hold certificates or other evidences of interests (the "Certificates") in, or to issue notes or other evidences of indebtedness ("Notes," and together with the Certificates, the "Securities") that may be secured by certain payment obligations of dealers in consumer, commercial and capital products ("Dealers") or payment obligations of buyers of such products or of obligors under any notes, mortgages, installment contracts or other payment obligations (collectively, "Obligors") secured by such products, including but not limited to, new and




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        used automobiles and trucks, recreational vehicles, new and used boats, boat motors, boat trailers, manufactured housing, industrial machinery, musical instruments, agricultural, household and garden equipment, or payment obligations under notes, mortgages, installment contracts, or other payment obligations, including but not limited to, leases, home equity lines of credit, second mortgages, unsecured credit cards, other obligations arising out of or relating to closed end and revolving loans of money secured by first and second mortgages on one- to four-family residential properties, proceeds from claims on insurance policies related thereto, and related rights, and other installment obligations (collectively, "Receivables");

                (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies and insurance certificates, agreements with originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

                (c) to transfer Receivables to trusts (the "Trusts") pursuant to one or more pooling and servicing agreements, sale and servicing agreements, or other agreements (the "Agreements") to be entered into by, among others, the Corporation, the trustee named therein (the "Trustee") and any entity acting as servicer of the Receivables;


                (d) to authorize, sell and deliver any class of certificates ("Certificates") or other securities issued by the Trusts under the related Agreements;

                (e) to acquire from the Trustee the Certificates issued by Trusts to which the Corporation transferred Receivables;




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                (f) to authorize, issue, sell and deliver one or more series and classes of bonds, notes or other evidence of indebtedness secured or collateralized by one or more pools of Receivables or by certificates of any class issued by one or more Trusts or by certificates of any class issued by a trust established by the Corporation (collectively, the "Notes"), provided that the Corporation shall have no liability under any Notes except to the extent of the Receivables or the certificates securing or collateralizing such Notes;

                (g) to hold and enjoy all of the rights and privileges of any Certificates issued by Trustee to the Corporation under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or Certificates which may be subordinate to any other class of Notes or Certificates, respectively;

                (h) to perform its obligations under the Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Notes are issued;

                (i) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (h) above; and

                (j) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Nevada that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Corporation shall not engage in any business or activity other than in connection with or relating to the activities described above.

        3. The office of the Corporation is to be located in the State of Nevada.




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        4. The total number of shares of stock that the Corporation shall have authority to issue is 25,000 shares of Common Stock, $1.00 par value.

        5. The address of the Corporation's registered office is 502 East John Street, Carson City, Nevada 89706. The name of the resident agent at this address is CSC Services of Nevada, Inc..


        6. (a) The affairs of the Corporation shall be managed by a Board of Directors (the "Board" or the Board of Directors"), which shall at all times, no later than immediately prior to the issuance of any Securities, include two Outside Directors. The number of directors of the Corporation shall be no less than three (3) and no more than twelve (12) as provided according to and in the By-laws of the Corporation, with the initial Board consisting of three (3) members. The name and post office box or street address, either residence or business, of the members of the initial Board of Directors is as follows:...

                NAME                         ADDRESS
                Ronald Bukow            600 Anton Blvd., Costa Mesa, CA 92626
                Gary L. Fite            600 Anton Blvd., Costa Mesa, CA 92626
                Eugene R. Schutt, Jr.   600 Anton Blvd., Costa Mesa, CA 92626

        The initial Board of Directors will serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified. When voting on matters subject to the vote of the Board, including those matters specified in these Articles 6 and in Article 8 hereof, notwithstanding that the Corporation is not then insolvent, the Outside Directors shall take into account the interests of the creditors of the




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Corporation as well as the interests of the Corporation. An "Outside Director"
shall be an individual who, for at least five years prior to being appointed by the Board, shall not have been, a director, officer or employee of, customer or supplier or indirect beneficial owner of 5% or more of the immediate family of any such director, officer, employee, beneficial owner, customer or supplier of, Textron Inc., or any corporate affiliate of Textron Inc. Notwithstanding the foregoing, an Outside Director may be a director or officer of one or more other corporations that is an affiliate or are affiliates Textron Inc., provided that
(i) each such corporation is or was formed with limited purposes similar to the Corporation and (ii) such person does not earn, in the aggregate, material compensation for serving in such positions. For the purposes of the foregoing, an "affiliate" of an entity is an entity controlling, controlled by, or under common control with such entity. Notwithstanding any other provision of these Articles of Incorporation or any other provision of law that so empowers the Corporation, in the event of the death, incapacity, or resignation of an Outside Director or such position is otherwise vacated, a successor Outside Director shall be appointed by the remaining directors of the Corporation and no action requiring the unanimous affirmative vote of the Board of Directors of the Corporation shall be taken until a successor Outside Director is elected and qualified and approves such action.


                (b) The Corporation shall not, without the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including at least two Outside Directors), institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law



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        relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.


                (c) The Corporation shall maintain a separate principal office through which its business shall be conducted, and if such office is located in identifiable space within an affiliate of Textron Inc., allocate fairly and reasonably any overhead for shared office space.

                (d) The Corporation shall maintain corporate records and books of account separate from any other person or entity and shall not commingle its corporate records and books of account with the corporate records and books of account any other entity.

                (e) The Board of Directors of the Corporation shall hold appropriate meetings to authorize all of its corporate actions. Regular meetings of the Board of Directors shall be held not less frequently than three times per annum.

                (f) The funds and other assets of the Corporation shall not be commingled with those of any other entity.

                (g) The Corporation shall pay its own expenses and shall not guarantee or hold itself out as being liable for the debts of Textron Inc. or any of its affiliates.

                (h) The Corporation shall not form, or cause to be formed, any subsidiaries.

                (i) The Corporation shall act solely in its corporate name and through its





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        duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (j) Meetings of the shareholders of the Corporation shall be held not less frequently than one time per annum.

                (k) The Corporation shall operate in such a manner that it would not be substantively consolidated with any other entity.

                (l) The Corporation shall maintain separate financial statements from any other entity.

                (m) The Corporation shall observe all corporate formalities.

                (n) The Corporation shall maintain an arm's length relationship with its affiliates.

                (o) The Corporation shall use separate stationery, invoices and checks.

                (p) The Corporation shall not pledge its assets for the benefit of any other entity.

        7. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time By-laws of the Corporation.

        8. Notwithstanding any other provision of these Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) satisfaction of the Rating Agency Condition if any Securities are outstanding and (ii) unanimous approval of the Board of Directors of the Corporation (which shall include, at all times following the initial appointment of Outside Directors




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pursuant to Article 6, the approval of at least two Outside Directors), do any of the following:

                (a) engage in any business or activity other than the business and activities which the Corporation is permitted to engage in under
        Article 2;

                (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity other than in connection with the issuance of Securities pursuant to Agreements;

                (c) merge or consolidate with or into any other entity or convey or transfer its properties and assets substantially as an entirety to an entity, unless:

                        (i) the entity (if other than the Corporation) formed or
                surviving the consolidation or merger or which acquires the properties and assets of the Corporation expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with the indebtedness of the Corporation, and has Articles or a Certificate of Incorporation containing provisions identical to the provisions of Articles 2, 6, 10 and this Article 8; and

                        (ii) immediately after giving effect to the transaction,
                no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; or

                (d) amend these Articles of Incorporation to alter in any manner or delete Article 2, Article 6, Article 10 or this Article 8.

        "Rating Agency Condition" means, with respect to any action, (i) that each nationally recognized rating agency (other than Standard & Poor's Ratings Services, a




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        division of the McGraw-Hill Company ("S&P")), that has rated the
        Securities (each, a "Rating Agency") shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Corporation in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of the Notes or Certificates and (ii) that S&P, if it has rated any Securities, shall have notified the Corporation, in writing that such action will not, in and of itself, result in a reduction or withdrawal of the then current rating of any class of the Notes or Certificates .

        9. The Corporation is to have perpetual existence.

        10. Subject to the limitations set forth in Article 8(d), the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        11. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, that nothing contained in this provision shall eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of Nevada Revised Statutes Section 78.300. If the Nevada Private Corporations Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporations Law, as so amended. No amendment or repeal of this provision




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applies to or has any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.


        12. The Corporation shall, to the fullest extent permitted by Nevada Private Corporations Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by the Nevada Private Corporations Law. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

        13. The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                    NAME                ADDRESS

                   Jon C. Frojen.       600 Anton Blvd., Costa Mesa, CA 92626

        IN WITNESS WHEREOF, these Articles of Incorporation has been subscribed the day of October, 1997 by the undersigned, being the sole incorporator of the Corporation, who affirms that the statements made herein are true under the penalties of perjury.




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                                          Jon C. Frojen
                                          Sole Incorporator
                                          600 Anton Blvd., Costa Mesa, CA 92626
STATE OF CALIFORNIA   )
                      )
COUNTY OF ORANGE      )

                  This instrument was acknowledged before me on October __, 1997, Jon C. Frojen as Incorporator of Avco ABS Receivables Corp.

(Seal, if any)               .
                                    Notary
                                    (My commission expires:                 )
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